------------------------------------------------------------------------------
------------------------------------------------------------------------------


                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 21, 1998

                               BURKE INDUSTRIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      CALIFORNIA                          1-13432                 94-3081144
(State or Other Jurisdiction of    (Commission File Number)      (IRS Employer
        Incorporation                                        Identification No.)




       2250 South Tenth Street                          95112
        San Jose, California                          (Zip Code)
(Address of Principal Executive Offices)


      Registrant's telephone number, including area code: (408) 297-3500

                                   None

           (Former Name or Former Address, if Changed Since Last Report)




------------------------------------------------------------------------------
------------------------------------------------------------------------------

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

     On April 21, 1998, Burke Industries, Inc., a California corporation ("Burke"), acquired all of the issued and outstanding capital stock of Mercer Products Company, Inc., a New Jersey corporation ("Mercer"), from Sovereign Specialty Chemicals, Inc., a Delaware corporation ("Sovereign"), for an aggregate purchase price of $35,750,000, subject to working capital adjustments (the "Mercer Acquisition") pursuant to a Stock Purchase Agreement, dated
March 5, 1998, among Burke, Sovereign and Mercer (the "Purchase Agreement).

     Financing for the Mercer Acquisition and related expenses was provided, in large part, from the sale (the "Offering") of $30 million principal amount of Floating Interest Rate Senior Notes Due 2007 (the "Senior Notes") pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). The balance of the financing was provided with approximately $6.5 million of cash on hand and $3.0 million from the sale of 3,000 shares of Burke's 6% Series C Cumulative Convertible Preferred Stock, on a pro rata basis, to the existing shareholders of Burke.

     The Senior Notes mature on August 15, 2007, with interest on the notes payable semi-annually on February 15 and August 15, commencing August 15, 1998. The Senior Notes bear interest at a rate per annum equal to LIBOR plus 400 basis points, with the interest rate reset semiannually. The Senior Notes are unconditionally guaranteed on a joint and several basis by each of Burke's subsidiaries, including Mercer. Upon a change of control of Burke, Burke will be required to make an offer to repurchase all outstanding Senior Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon at the date of repurchase.

     Burke has agreed to file and use its best efforts to have declared effective, under the Securities Act, a registration statement relating to an exchange of the unregistered Senior Notes for substantially identical senior notes which have been registered under the Securities Act.

     Burke also amended the terms of the indenture relating to its outstanding 10% Senior Notes due 2007 (the "Existing Notes") to, among other things, permit the issuance of the Senior Notes pursuant to that certain First Supplemental Indenture, dated as of April 21, 1998, among Burke, the subsidiary guarantors named therein and United States Trust Company of New York.

     Founded in 1958, and headquartered in Eustis, Florida, Mercer is a leading manufacturer of extruded plastic and vinyl products such as vinyl and rubber cove base, transitional and finish mouldings, corners, stair treads and other accessories. Mercer also sells a range of related adhesive products. Mercer's product and distribution lines complement Burke's flooring products business. While Burke is a dominant producer of rubber cove base and floor covering accessories in the western United States, Mercer is a leading supplier to the vinyl cove base and moulding products markets and has a particularly strong presence in the eastern United States.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Financial Statements of Mercer

     (1)    Report of KPMG Peat Marwick LLP Independent Auditors.

     (2) Statement of Earnings and Retained Earnings for the year ended December 31, 1996.

     (3)    Balance Sheet at December 31, 1996.

     (4) Statement of Cash Flows for the fiscal year ended December 31, 1996.

     (5)    Notes to Financial Statements.

     (6) Report of Ernst & Young LLP, Independent Auditors -- January 1, 1997 to August 4, 1997.

     (7)    Balance Sheet at August 4, 1997.

     (8) Statement of Operations and Retained Earnings for the period from January 1, 1997 to August 4, 1997.

     (9) Statement of Cash Flows for the period from January 1, 1997 to August 4, 1997.

     (10)   Notes to Financial Statements.

     (11) Report of Ernst & Young LLP, Independent Auditors -- August 5, 1997 to December 31, 1997.

     (12)   Balance Sheet at December 31, 1997.

     (13) Statement of Operations for the period from August 5, 1997 to December 31, 1997.

     (14) Statement of Stockholder's Equity for the period from August 5, 1997 to December 31, 1997.

     (15) Statement of Cash Flows for the period from August 5, 1997 to December 31, 1997.

     (16)   Notes to Financial Statements.

             REPORT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Mercer Products Company, Inc.:

    We have audited the accompanying balance sheet of Mercer Products Company, Inc. (a wholly owned subsidiary of Laporte plc) as of December 31, 1996, and the related statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercer Products Company, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                           KPMG Peat Marwick LLP

Orlando, Florida
January 31, 1997

                         MERCER PRODUCTS COMPANY, INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

Net sales..........................................................................  $  24,558
Cost of sales......................................................................     17,668
                                                                                     ---------
    Gross profit...................................................................      6,890
Selling, general and administrative expenses.......................................      4,668
                                                                                     ---------
    Operating income...............................................................      2,222
Interest expense...................................................................        964
                                                                                     ---------
    Earnings before income taxes...................................................      1,258
Income taxes.......................................................................        675
                                                                                     ---------
    Net earnings...................................................................        583
Retained earnings at December 31, 1995.............................................      8,715
Dividends paid.....................................................................        (60)
                                                                                     ---------
Retained earnings at December 31, 1996.............................................  $   9,238
                                                                                     ---------
                                                                                     ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                            ASSETS

Current assets:
  Cash.............................................................................  $     392
  Accounts receivable:
    Trade, less allowance for doubtful accounts of $130............................      2,929
    Affiliates.....................................................................         93
  Inventories, net.................................................................      2,407
  Prepaid expenses and other assets................................................         48
  Deferred income taxes............................................................        105
                                                                                     ---------
      Total current assets.........................................................      5,974
Property and equipment, net........................................................      3,578
Goodwill, net of accumulated amortization..........................................      7,243
Deferred income taxes..............................................................        423
                                                                                     ---------
      Total assets.................................................................  $  17,218
                                                                                     ---------
                                                                                     ---------

                             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable:
    Trade..........................................................................  $     991
    Affiliates.....................................................................      1,219
  Accrued expenses.................................................................        499
  Income taxes payable.............................................................        616
                                                                                     ---------
      Total current liabilities....................................................      3,325
Loan due to affiliated company.....................................................      4,655
                                                                                     ---------
      Total liabilities............................................................      7,980

Stockholder's equity:
  Common stock, $0.1 par value, 1,000 shares authorized, 10 shares issued and
    outstanding....................................................................     --
  Retained earnings................................................................      9,238
                                                                                     ---------
      Total liabilities and stockholder's equity...................................  $  17,218
                                                                                     ---------
                                                                                     ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net earnings......................................................................  $     583
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Depreciation and amortization...................................................        953
    Deferred income taxes...........................................................        151
    Cash provided by (used for) changes in:
      Accounts receivable...........................................................        (49)
      Inventories...................................................................        330
      Prepaid expenses and other current assets.....................................        123
      Income taxes..................................................................        402
      Accounts payable and accrued expenses.........................................        328
                                                                                      ---------
        Net cash provided by operating activities...................................      2,821
                                                                                      ---------
Cash flows from investing activities:
  Additions to property and equipment...............................................       (367)
                                                                                      ---------
        Net cash used for investing activities......................................       (367)
                                                                                      ---------
Cash flows from financing activities:
  Repayments of intercompany loan...................................................     (2,308)
  Dividends paid....................................................................        (60)
                                                                                      ---------
        Net cash provided by financing activities...................................     (2,368)
                                                                                      ---------
        Net increase in cash........................................................         86

Cash at beginning of year...........................................................        306
                                                                                      ---------
Cash at end of year.................................................................  $     392
                                                                                      ---------
                                                                                      ---------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest........................................................................  $     946
                                                                                      ---------
                                                                                      ---------
    Income taxes....................................................................  $      98
                                                                                      ---------
                                                                                      ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) ORGANIZATION

        Mercer Products Company, Inc. (the "Company") has been in business for 39 years in Eustis, Florida. The Company is a manufacturer of extruded plastic products and sells mainly to wholesale distributors. The major product line is carpet and stairway moldings and trim for the construction industry.

    (b) INVENTORIES

        Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out basis. Obsolescence is identified through quarterly inventory counts and any items appearing on more than two consecutive counts are reviewed and, if necessary, prepared for re-grinding.

    (c) PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization on the straight-line method over the estimated useful lives as follows:

                                                                 YEARS
                                                                 -----
        Building.............................................       50
        Machinery and equipment..............................     7-10
        Furniture and fixtures...............................      3-5
        Leasehold improvements...............................       15

    (d) GOODWILL

        Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which is 15 years. Accumulated amortization of goodwill and covenants not to compete at December 31, 1996 was approximately $6,200. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    (e) INCOME TAXES

        The Company is included within the consolidated Federal income tax return of Laporte Inc. in the United States. Income tax expense is calculated using the enacted rates in the United States as if the Company had been an independent entity.

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

    (f) USE OF ESTIMATES

        The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (g) FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying amounts reported in the Company's balance sheet for cash, trade accounts receivable, due from affiliated companies, accounts payable, accrued expenses, due to affiliated companies and other liabilities approximate their fair value because of the short-term maturity of these instruments.

        It is not practical to determine the fair value of long-term payable to parent and affiliated companies because such amounts, bearing interest during the period from January 1, 1996 to December 31, 1996, have no stated maturity which makes it difficult to estimate fair value with precision.

    (h) CONCENTRATION OF CREDIT RISK

        The Company manufactures extruded plastic and vinyl products and markets these products to wholesale, specialty, full line, and supply flooring distributors and select national and export accounts. As a result, the Company grants unsecured credit to customers who deal primarily in the industry. Such risk is limited due to the large number of customers, generally short payment terms, and their dispersion across geographic areas. However, economic factors affecting the industry would have a direct impact on the Company and its exposure to credit risk.

        One customer accounted for approximately 10% of the Company's sales during 1996, and no account receivable from any customer exceeded 10% of the Company's accounts receivable balance at December 31, 1996. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers and general economic conditions. Consequently, an adverse change in these factors would affect the Company's estimate of bad debts.

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(2)  INVENTORIES

    A summary of inventories at December 31, 1996 is as follows:

       Raw materials.....................................   $     585
       Finished goods....................................       1,822
                                                            ---------
                                                            $   2,407
                                                            ---------
                                                            ---------

(3)  PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1996 consists of the following:

       Land..............................................   $     223
       Buildings.........................................       2,484
       Machinery and equipment...........................       2,898
       Leasehold improvements............................          20
       Furniture and fixtures............................         339
       Construction in progress..........................          59
                                                            ---------
                                                                6,023
       Less accumulated depreciation and amortization....      (2,445)
                                                             ---------
                                                             $  3,578
                                                             ---------
                                                             ---------

(4)  LEASES

    The Company is obligated under various noncancelable operating leases for buildings, machinery and equipment, and automobiles, which expire on various dates through 2000. Rent expense for operating leases was $509 for the year ended December 31, 1996. Future minimum annual lease payments under operating leases are as follows:

                                                          OPERATING
       YEAR ENDING DECEMBER 31,                            LEASES
       ----------------------------------------------  ---------------
       1997..........................................     $     358
       1998..........................................           358
       1999..........................................           348
       2000..........................................           334
                                                             ------
         Total minimum lease payments................     $   1,398
                                                             ------
                                                             ------

(5)  RELATED PARTY TRANSACTIONS

    The Company entered into transactions in the ordinary course of business with the parent company and affiliates.

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(5)  RELATED PARTY TRANSACTIONS (CONTINUED)

    (a) PURCHASES OF RAW MATERIALS

        Approximately 75% of the raw materials purchased during 1996 were from an affiliated company. Management considers that the terms for purchase were similar to the terms the Company would have obtained from a third party.

    (b) MANAGEMENT FEES

        Expenses of $255 that were incurred during the year related to services provided by Laporte plc to the Company. These services included general management, treasury, tax, financial audit, financial reporting, insurance and legal services. The Company has been charged for such services through corporate allocations. These expenses were allocated to the Company based on estimates of anticipated allocable costs incurred, less amounts charged as direct costs or expense rather than by allocation. Management believes that the allocation methods used on common expenses were reasonable, produce materially accurate results, and are indicative of the expenses that would have been incurred had the Company been operated as a stand-alone business.

    (c) INTEREST EXPENSE

        These financial statements include an allocation of the debt incurred by Laporte plc when it originally acquired the Company. Accordingly, interest expense at a rate of approximately 9% for 1996 associated with such debt has been reflected in these financial statements.

    (d) DUE FROM AFFILIATES

        Due from affiliates at December 31, 1996 amounts to $93. These receivables are noninterest bearing and represent amounts due from other subsidiaries of the parent.

    (e) DUE TO AFFILIATES

        Due to affiliates at December 31, 1996 amounts to $1,219. A total of $649 of this balance relates to raw materials purchased from AlphaGary Corporation for use in the Company's operations. The remaining balance relates to interest payable to the parent for the note outstanding. The payables are noninterest bearing.

    (f) NOTES PAYABLE TO PARENT

        These financial statements include an allocation of the debt incurred by Laporte plc when it originally acquired the Company. At December 31, 1996, the balance on the loan, net of a receivable from Laporte plc, was $4,655.

                         MERCER PRODUCTS COMPANY, INC.

                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

(6)  INCOME TAXES

    Income tax expense for the year ended December 31, 1996 consists of:

                                       CURRENT     DEFERRED      TOTAL
                                     -----------  -----------  ---------
       Federal.....................   $     462    $     135   $     597
       State.......................          62           16          78
                                          -----        -----   ---------
                                      $     524    $     151   $     675
                                          -----        -----   ---------
                                          -----        -----   ---------

    The actual income tax expense for the year ended December 31, 1996 differs from the expected income tax expense computed by applying the federal statutory rate of 34% to earnings before income taxes as follows:

       Expected tax expense....................................  $     427
       Goodwill and other nondeductible items..................        196
       State income taxes, net of federal income tax benefit...         52
                                                                 ---------
                                                                 $     675
                                                                 ---------
                                                                 ---------

    The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax assets and liabilities and their approximate tax effects are as follows:

       Deferred tax assets:
         Reserves and allowances..............................   $     105
         Goodwill.............................................         652
                                                                 ---------
       Total deferred tax assets..............................         757
                                                                 ---------
       Deferred tax liability:
         Depreciation.........................................         229
                                                                 ---------
           Total deferred tax liability.......................         229
                                                                 ---------
           Net deferred tax liability.........................   $     528
                                                                 ---------
                                                                 ---------

(7)  EMPLOYEE BENEFIT PLANS

    The Company sponsors two defined-contribution plans (an IRS qualifying 401(k) plan and a money purchase pension plan). Participation in these plans is available to all salaried and hourly employees of the Company. Participating employees contribute to the 401(k) plan based on a percentage of their compensation. A percentage of employee contributions are matched by the Company. The Company further contributes an amount based on a percentage of employee's pay to the money purchase pension plan. The costs of these plans amounted to approximately $176 for 1996.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Mercer Products Company, Inc.

    We have audited the accompanying balance sheet of Mercer Products Company, Inc. as of August 4, 1997 (wholly-owned subsidiary of Laporte plc), and the related statements of operations and retained earnings and cash flows for the period from January 1, 1997 to August 4, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercer Products Company, Inc. as of August 4, 1997, and the results of its operations and its cash flows for the period from January 1, 1997 to August 4, 1997, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
November 21, 1997

                         MERCER PRODUCTS COMPANY, INC.

                                 BALANCE SHEET
                                 AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

Assets
Current assets:
  Cash.............................................................................  $      63
  Trade accounts receivable, less allowance for doubtful accounts of $200..........      2,747
  Inventories......................................................................      3,456
  Prepaid expenses and other current assets........................................        187
  Deferred income taxes............................................................        273
                                                                                     ---------
Total current assets...............................................................      6,726

Property, plant, and equipment, net................................................      3,408
Goodwill, net......................................................................      6,834
                                                                                     ---------
Total assets.......................................................................  $  16,968
                                                                                     ---------
                                                                                     ---------

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable.................................................................  $   2,181
  Accrued expenses.................................................................        485
  Income taxes payable.............................................................        267
                                                                                     ---------
Total current liabilities..........................................................      2,933

Long-term payable--Parent and affiliated companies.................................      4,777
Deferred income taxes..............................................................         88

Stockholders' equity:
  Common stock, $0.1 par value, 1,000 shares authorized, 10 shares issued and
    outstanding                                                                         --
  Retained earnings................................................................      9,170
                                                                                     ---------
  Total stockholders' equity.......................................................      9,170
                                                                                     ---------
Total liabilities and stockholders' equity.........................................  $  16,968
                                                                                     ---------
                                                                                     ---------

                See accompanying notes to financial statements.

                         MERCER PRODUCTS COMPANY, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

Net sales..........................................................................  $  14,954
Cost of goods sold.................................................................      9,578
                                                                                     ---------
Gross profit.......................................................................      5,376
Selling, general, and administrative expenses......................................      2,328
Management fees....................................................................        167
Amortization of goodwill...........................................................        409
                                                                                     ---------
Operating income...................................................................      2,472
Interest expense...................................................................        544
                                                                                     ---------
Income before income taxes.........................................................      1,928
Income tax expense.................................................................        771
                                                                                     ---------
Net income.........................................................................      1,157
Retained earnings at December 31, 1996.............................................      9,238
Dividends paid.....................................................................     (1,225)
                                                                                     ---------
Retained earnings at August 4, 1997................................................  $   9,170
                                                                                     ---------
                                                                                     ---------

                 See accompanying notes to financial statements

                         MERCER PRODUCTS COMPANY, INC.

                            STATEMENT OF CASH FLOWS
                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
Net income.........................................................................  $   1,157
Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation and amortization....................................................        565
  Deferred income taxes............................................................        458
  Loss on disposal of property, plant, and equipment...............................         74
  Changes in operating assets and liabilities:
    Trade accounts receivable......................................................        182
    Inventories....................................................................     (1,019)
    Prepaid expenses and other current assets......................................       (138)
    Accounts payable...............................................................      1,109
    Accrued expenses...............................................................         (5)
    Income taxes payable...........................................................        267
                                                                                     ---------
Net cash provided by operating activities..........................................      2,650
INVESTING ACTIVITIES
Capital expenditures...............................................................        (60)
                                                                                     ---------
Net cash used in investing activities..............................................        (60)
FINANCING ACTIVITIES
Payments on long-term liabilities due to parent and affiliated companies, net......     (1,694)
Dividends paid.....................................................................     (1,225)
                                                                                     ---------
Net cash used in financing activities..............................................     (2,919)
                                                                                     ---------
Net decrease in cash...............................................................       (329)
Cash at beginning of period........................................................        392
                                                                                     ---------
Cash at end of period..............................................................  $      63
                                                                                     ---------
                                                                                     ---------
Supplemental cash flow information:
  Cash paid for interest...........................................................  $     454
  Cash paid for income taxes.......................................................        778

                 See accompanying notes to financial statements

                         MERCER PRODUCTS COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Mercer Products Company, Inc. (the Company) is a wholly owned subsidiary of Laporte plc. The Company is primarily a producer of rubber and vinyl products for sale to wholesale distributors, mainly in the construction, industrial, and flooring industry. The Company sells domestically to customers throughout the United States. A significant portion of the Company's sales are to customers in the construction, industrial, and flooring industry, and as such the company is affected by the well-being of that industry. The Company does not require collateral, and all their accounts receivable are unsecured; and while they believe their trade receivables will be collected, the Company anticipates that in the event of default they will follow normal collection procedures. Overall, credit risk related to the Company is limited due to a large number of customers in differing industries and geographic areas.

    Effective August 5, 1997, the Company was purchased by Sovereign Specialty Chemicals, Inc.

INVENTORIES

    Inventories are stated at the lower of cost, using the first in, first out method, or market.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost.

    Depreciation on property, plant, and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The following table summarizes the estimated useful lives of the Company's property, plant, and equipment:

                                                                     YEARS
                                                                     -----
       Building.................................................          40
       Machinery and equipment..................................          15

GOODWILL

    Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which is 15 years. Accumulated amortization of goodwill at August 4, 1997, was $6,689. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

INCOME TAXES

    The Company is included within the consolidated federal income tax return of Laporte plc in the United States. For the purposes of these financial statements income tax expense is calculated, using the enacted rates in the United States as if the Company had been an independent entity.

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the Company's balance sheet for cash, trade accounts receivable due from affiliated companies, accounts payable, accrued expenses, due to affiliated companies and other liabilities approximate their fair value because of the short-term maturity of these instruments.

    It is not practical to determine the fair value of long-term payable--parent and affiliated companies because such amounts, bearing interest during the period from January 1, 1997 to August 4, 1997, of 9%, have no stated maturity which makes it difficult to estimate fair value with precision.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts which are from its domestic and international customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Company maintains an allowance for potential credit losses.

2.  INVENTORIES

    The components of inventories at August 4, 1997, are as follows:

       Finished goods.......................................  $   2,526
       Raw materials........................................        930
                                                              ---------
       Total inventories....................................  $   3,456
                                                              ---------
                                                              ---------

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

3.  PROPERTY, PLANT, AND EQUIPMENT

    At August 4, 1997, property, plant, and equipment are summarized as follows:

       Land..................................................  $     223
       Buildings.............................................      2,568
       Machinery and equipment...............................      3,062
                                                               ---------
                                                                   5,853
       Less: Accumulated depreciation........................     (2,445)
                                                               ---------
       Property, plant, and equipment, net...................  $   3,408
                                                               ---------
                                                               ---------

4.  OPERATING LEASES

    The Company is a leasee under several noncancelable operating leases for buildings and machinery and equipment, which expire on various dates through 2004. Rent expense was $110 for the period from January 1, 1997 through August 4, 1997. Future minimum annual lease payments under operating leases are as follows:

       Remainder of 1997.....................................  $     253
       1998..................................................        598
       1999..................................................        573
       2000..................................................        379
       2001..................................................        251
       Later years...........................................        130
                                                               ---------
       Total minimum lease payments..........................  $   2,184
                                                               ---------
                                                               ---------

5.  INCOME TAXES

    Income tax expense consists of:

       U.S. federal..........................................  $     250
       State.................................................         63
       Deferred..............................................        458
                                                                   -----
                                                               $     771
                                                                   -----
                                                                   -----

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

5.  INCOME TAXES (CONTINUED)

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 4, 1997, are presented below:

       Deferred tax assets:
         Allowance for doubtful accounts.......................   $      80
         Inventory capitalization..............................           9
         Accrued compensation, vacation, and bonus accrual.....         184
                                                                      -----
       Total deferred tax assets...............................         273
       Deferred tax liabilities:
         Accelerated depreciation..............................         (88)
                                                                      -----
       Net deferred tax asset..................................   $     185
                                                                      -----
                                                                      -----

6.  RELATED PARTY TRANSACTIONS

    The company entered into transactions in the ordinary course of business with the parent company and affiliates. The following table summarized the company's most significant related party transactions for the period from January 1, 1997 to August 4, 1997:

       Purchases of raw materials (a)..........................  $ 2,925
       Management fees (b).....................................      167
       Interest (c)............................................      544

       (a) Mercer Products Company, Inc. purchases raw materials from AlphaGary Corporation, an affiliated company, for use in production. The terms of the purchases were terms similar to the terms Mercer Products Company, Inc. would have obtained from a third party.

       (b) Laporte plc and Laporte Inc. provided services to the Company including general management, treasury, tax, financial audit, financial reporting, insurance and legal services. The Company has been charged for such services through corporate allocations. These expenses were allocated to the Company for the period from January 1, 1997 through August 4, 1997, based on estimates of anticipated allocable costs incurred, less amounts charged as direct costs or expense rather than by allocation. Management believes that the allocation methods used on common expenses were reasonable, produce materially accurate results, and are indicative of the expenses that would have been incurred had the Company been operated as a stand-alone business.

       (c) These financial statements include an allocation of the debt incurred by Laporte plc when it originally acquired the company. Accordingly, interest expense at a rate of 9% for the period from January 1, 1997 to August 4, 1997, associated with such debt has been reflected in these financial statements in addition to interest on funding balances as shown in Note 1.

                         MERCER PRODUCTS COMPANY, INC.

                 PERIOD FROM JANUARY 1, 1997 TO AUGUST 4, 1997
                             (DOLLARS IN THOUSANDS)

7.  EMPLOYEE BENEFIT PLANS

    The Company sponsors two defined-contribution plans (an IRS qualified 401(k) plan and a money purchase pension plan). Participation in these plans is available to all salaried and hourly employees of the Company. Participating employees contribute to the 401(k) plan based on a percentage of their compensation which are matched, based on a percentage of employee contributions by the Company. The Company further contributes an amount based on a percentage of employee's pay to the money purchase pension plan. The Company recorded expense for approximately $358 for the period from January 1, 1997 to August 4, 1997.

8.  CONCENTRATIONS OF CREDIT RISK

    One customer accounted for 10% of the Company's sales during the period from January 1, 1997 to August 4, 1997, and no accounts receivable from any customer exceeded 10% of the Company's gross accounts receivable balance at August 4, 1997. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debt.

    The Company relies on several vendors to supply raw materials needed for its products. Although there are a limited number of manufacturers capable of supplying these needs, the Company believes that other suppliers could provide for the Company's needs in comparable terms. Abrupt changes in the supply flow could, however, cause a delay in manufacturing and possible inability to meet sales commitments on schedule and a possible loss of sales, which would affect operating results adversely.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors
Mercer Products Company, Inc.

    We have audited the accompanying balance sheet of Mercer Products Company, Inc. as of December 31, 1997, and the related statements of operations, stockholder's equity, and cash flows for the period from August 5, 1997 (date of acquisition by Sovereign Specialty Chemicals, Inc.) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercer Products Company, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the period from August 5, 1997 to December 31, 1997, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Chicago, Illinois
February 20, 1998
Except for Note 11, as to which the date is March 5, 1998

                         MERCER PRODUCTS COMPANY, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                      ASSETS
Current assets:
  Cash.................................................................................................  $     501
  Trade accounts receivable, less allowance for doubtful accounts of $170..............................      2,305
  Due from affiliated companies........................................................................        815
  Inventories..........................................................................................      2,920
  Prepaid expenses and other current assets............................................................        211
  Deferred income taxes................................................................................          9
                                                                                                         ---------
Total current assets...................................................................................      6,761

Property, plant, and equipment, net....................................................................      4,952
Goodwill, net..........................................................................................     24,809
Deferred financing costs, net..........................................................................      1,842
                                                                                                         ---------
Total assets...........................................................................................  $  38,364
                                                                                                         ---------
                                                                                                         ---------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable.....................................................................................  $   1,276
  Accrued expenses.....................................................................................        806
                                                                                                         ---------
Total current liabilities..............................................................................      2,082

Long-term debt--Parent Company.........................................................................     30,000
Deferred income taxes..................................................................................        175

Stockholders' equity:
  Common stock, $0.1 par value, 1,000 shares authorized, 10 shares issued and outstanding..............     --
  Additional paid-in capital...........................................................................      6,105
  Retained earnings....................................................................................          2
                                                                                                         ---------
Total stockholder's equity.............................................................................      6,107
                                                                                                         ---------
Total liabilities and stockholder's equity.............................................................  $  38,364
                                                                                                         ---------
                                                                                                         ---------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                            STATEMENT OF OPERATIONS

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

Net sales...........................................................................  $   9,945
Cost of goods sold..................................................................      6,921
                                                                                      ---------
Gross profit........................................................................      3,024
Selling, general, and administrative expenses.......................................      1,478
Amortization of goodwill............................................................        421
                                                                                      ---------
Operating income....................................................................      1,125
Interest expense....................................................................      1,117
                                                                                      ---------
Income before income taxes..........................................................          8
Income taxes........................................................................          6
                                                                                      ---------
Net income..........................................................................  $       2
                                                                                      ---------
                                                                                      ---------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                 ADDITIONAL
                                                                      COMMON       PAID-IN     RETAINED    STOCKHOLDER'S
                                                                       STOCK       CAPITAL     EARNINGS       EQUITY
                                                                    -----------  -----------  -----------  -------------
Balance at August 5, 1997 (Date of Acquisition)...................   $  --        $   6,105    $  --         $   6,105
Net income for the period from August 5, 1997 to December 31,
  1997............................................................      --           --                2             2
                                                                         -----   -----------       -----        ------
Balance at December 31, 1997......................................   $  --        $   6,105    $       2     $   6,107
                                                                         -----   -----------       -----        ------
                                                                         -----   -----------       -----        ------

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                            STATEMENT OF CASH FLOWS

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES
Net loss.............................................................................  $       2
Adjustments to reconcile net loss to cash provided by operating activities:
  Depreciation and amortization......................................................        586
  Amortization of deferred financing costs...........................................        113
  Deferred income taxes..............................................................        166
  Changes in operating assets and liabilities:
    Trade accounts receivable........................................................        442
    Due from affiliated companies....................................................       (815)
    Inventories......................................................................        423
    Prepaid expenses and other current assets........................................       (176)
    Accounts payable.................................................................       (792)
    Accrued expenses.................................................................        526
                                                                                       ---------
Net cash provided by operating activities............................................        475

INVESTING ACTIVITIES
Capital expenditures.................................................................        (37)
                                                                                       ---------
Net cash used in investing activities................................................        (37)
                                                                                       ---------
Net increase in cash.................................................................        438
Cash at beginning of period..........................................................         63
                                                                                       ---------
Cash at end of period................................................................  $     501
                                                                                       ---------
                                                                                       ---------

Supplemental cash flow information:
  Cash paid for interest.............................................................  $     646

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                         MERCER PRODUCTS COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                      PERIOD FROM AUGUST 5, 1997 (DATE OF
                       ACQUISITION) TO DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Mercer Products Company, Inc. (the Company) is a wholly-owned subsidiary of Sovereign Specialty Chemicals, Inc. (Sovereign or the Parent Company). Effective August 5, 1997, Sovereign acquired the Company from Laporte plc (Laporte). The Company was purchased along with two affiliated companies (affiliated wholly-owned subsidiaries of Laporte). The total purchase price of the acquisitions was $133.7 million, including $2 million in acquisition costs. The purchase price allocated to the Company, based on its estimated fair value was approximately $35.8 million. The acquisition was accounted for as a purchase.

    The Company is primarily a producer of rubber and vinyl products for sale to wholesale distributors, mainly in the construction, industrial, and flooring industry. The Company sells domestically to customers throughout the United States. A significant portion of the Company's sales are to customers in the construction, industrial, and flooring industry, and as such the company is affected by the well-being of that industry. The Company does not require collateral and all their accounts receivable are unsecured; and while they believe their trade receivables will be collected, the Company anticipates that in the event of default they will follow normal collection procedures. Overall, credit risk related to the Company is limited due to a large number of customers in differing industries and geographic areas.

INVENTORIES

    Inventories are stated at the lower of cost, using the first in, first out method, or market.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost.

    Depreciation on property, plant, and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The following table summarizes the estimated useful lives of the Company's property, plant, and equipment:

                                                             YEARS
                                                             -----
          Building........................................      39
          Machinery and equipment.........................    3-10

GOODWILL

    Goodwill, which represents the excess of purchase price allocated to the Company over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefited, which is 25 years. Accumulated amortization of goodwill at December 31, 1997, was $421. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                         MERCER PRODUCTS COMPANY, INC.

                             (DOLLARS IN THOUSANDS)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

    Deferred financing costs are being amortized using the straight-line method over the term of the related debt of 7 years. Accumulated amortization was $113, at December 31, 1997.

INCOME TAXES

    The Company will be included in the consolidated federal income tax return of Sovereign Specialty Chemicals, Inc. For the purposes of these financial statements, income tax expense has been calculated as if the Company had been an independent entity.

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the Company's balance sheet for cash, trade accounts receivable, due from affiliated companies, accounts payable, accrued expenses, due to affiliated companies and other liabilities approximate their fair value because of the short-term maturity of these instruments.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts which are from its domestic and international customers. To minimize this risk, ongoing credit evaluations of customers' financial condition are performed, although collateral is not required. In addition, the Company maintains an allowance for potential credit losses.

2.  INVENTORIES

    The components of inventories at December 31, 1997, are as follows:

             Finished goods...............................  $   2,126
             Raw materials................................        794
                                                            ---------
             Total inventories............................  $   2,920
                                                            ---------
                                                            ---------

                         MERCER PRODUCTS COMPANY, INC.

                             (DOLLARS IN THOUSANDS)

3.  PROPERTY, PLANT, AND EQUIPMENT

    At December 31, 1997, property, plant, and equipment are summarized as follows:

             Land.........................................  $     223
             Buildings....................................      2,059
             Machinery and equipment......................      2,835
                                                            ---------
                                                                5,117
             Less: Accumulated depreciation...............        165
                                                            ---------
             Property, plant, and equipment, net..........  $   4,952
                                                            ---------
                                                            ---------

4.  ACCRUED EXPENSES

    At December 31, 1997, accrued expenses are summarized as follows:

             Interest.....................................  $     358
             Compensation.................................        190
             Other........................................        258
                                                            ---------
                                                            $     806
                                                            ---------
                                                            ---------

5.  OPERATING LEASES

    The Company is a leasee under several noncancelable operating leases for buildings and machinery and equipment, which expire on various dates through 2004. Rent expense was $103 for the period from August 5, 1997 to December 31, 1997. Future minimum annual lease payments under operating leases are as follows:

             1998.........................................  $     598
             1999.........................................        573
             2000.........................................        379
             2001.........................................        251
             2002.........................................         56
             Later years..................................         74
                                                            ---------
             Total minimum lease payments.................  $   1,931
                                                            ---------
                                                            ---------

                         MERCER PRODUCTS COMPANY, INC.

                             (DOLLARS IN THOUSANDS)

6.  INCOME TAXES

    Income tax expense (benefit) consists of:

             Current:
             Federal.....................................  $    (124)
             State.......................................        (36)
             Deferred....................................        166
                                                           ---------
                                                           $       6
                                                           ---------
                                                           ---------

    The current tax benefits are reflected in the balance sheet as due from affiliated companies as the benefits will be used by the Parent Company in its consolidated tax returns.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997, are presented below:

             Deferred tax assets:
               Inventory capitalization...................  $       9
                                                            ---------
             Total deferred tax assets....................          9
             Deferred tax liabilities:
               Accelerated depreciation...................        (69)
               Amortization of goodwill...................       (106)
                                                            ---------
             Total deferred tax liabilities...............       (175)
                                                            ---------
             Net deferred tax liability...................  $    (166)
                                                            ---------
                                                            ---------

7.  LONG-TERM DEBT--PARENT COMPANY

    In connection with the purchase of the Company by Sovereign, $30 million in debt was pushed down to the Company and is reflected as a long-term obligation to Sovereign. The debt bears interest at 8.25%. In addition, the Company has recorded $1,955 in deferred financing costs.

8.  CORPORATE ALLOCATION OF EXPENSES

    Since its acquisition by Sovereign, the Company has operated as a stand-alone entity. As such, for the period from August 5, 1997 to December 31, 1997, expenses have been paid directly by the Company and no allocation of Corporate expenses were made by Sovereign. Management believes that the costs reflected by the Company for the period ended December 31, 1997, are indicative of the expenses that would have been incurred had the Company been a stand-alone entity.

9.  EMPLOYEE BENEFIT PLANS

    The Company sponsors a defined-contribution plan (an IRS qualified 401(k) plan). Participation in this plan is available to all salaried and hourly employees of the Company. Participating employees contribute to the 401(k) plan based on a percentage of their compensation which are matched, based on a percentage of employee contributions by the Company. The Company recorded expense for approximately $48 for the period from August 5, 1997 to December 31, 1997.

                         MERCER PRODUCTS COMPANY, INC.

                             (DOLLARS IN THOUSANDS)

10.  RISK OF CREDIT CONCENTRATIONS

    One customer accounted for 10% of the Company's sales during the period from August 5, 1997 to December 31, 1997, and no accounts receivable from any customer exceeded 10% of the Company's gross accounts receivable balance at December 31, 1997. The Company estimates an allowance for doubtful accounts based on the credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts.

    The Company relies on several vendors to supply raw materials needed for its products. Although there are a limited number of manufacturers capable of supplying these needs, the Company believes that other suppliers could provide for the Company's needs in comparable terms. Abrupt changes in the supply flow could, however, cause a delay in manufacturing and possible inability to meet sales commitments on schedule and a possible loss of sales, which would affect operating results adversely.

11.  SUBSEQUENT EVENT

    On March 5, 1998, Sovereign entered into a stock purchase agreement (the Agreement) for the sale of the Company to Burke Industries, Inc. The purchase price of the sale as stated in the Agreement is approximately $35.8 million and includes potential adjustments to the price based upon working capital measurements. Closing of the sale is anticipated to be prior to April 30, 1998.

(b)  PRO FORMA FINANCIAL INFORMATION

     Combined Pro Forma Financial Statements

     (1)    Unaudited Pro Forma Combined Balance Sheet.

     (2)    Unaudited Pro Forma Combined Statement of Income.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following Unaudited Pro Forma Combined Financial Statements (as defined below) of the Company are based on the audited financial statements of the Company and Mercer appearing elsewhere in this Current Report on Form 8-K, or incorporated herein by reference, as adjusted to illustrate the estimated effects of the Offering, the related financing transactions, the Mercer Acquisition and the prior recapitalization of the Company (the "Prior Recapitalization," and, collectively, with the Offering, the related financing transactions and the Mercer Acquisition, the "Transactions"). The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and Mercer and other financial information pertaining to the Company and Mercer appearing elsewhere in this Current Report on Form 8-K, or incorporated herein by reference.

    The Unaudited Pro Forma Combined Financial Statements have been prepared to give effect to the Transactions, as if such transactions had occurred on January 4, 1997 for the statement of income for the year ended January 2, 1998 (the "Unaudited Pro Forma Combined Income Statement") and on January 2, 1998 for the balance sheet (the "Unaudited Pro Forma Combined Balance Sheet," which together with the Unaudited Pro Forma Combined Statement of Income comprise the "Unaudited Pro Forma Combined Financial Statements"). The pro forma adjustments relating to the allocation of the purchase price of Mercer represent the Company's preliminary determinations of the purchase accounting and other adjustments and are based upon available information and certain assumptions the Company considers reasonable under the circumstances. Final amounts could differ from those set forth therein. The Mercer Acquisition will be treated as a purchase for financial accounting purposes.

    The Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of what the Company's financial position or results of operation would actually have been had the Transactions been completed on such date or at the beginning of the periods indicated or to project the Company's results of operations for any future date.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                             AS OF FISCAL YEAR 1997
                             (DOLLARS IN THOUSANDS)

                                                                       HISTORICAL
                                                                  --------------------     PRO FORMA      PRO FORMA
                                                                    BURKE     MERCER    ADJUSTMENTS (1)   COMBINED
                                                                  ---------  ---------  ---------------  -----------
                                                       ASSETS
Current assets:
  Cash and cash equivalents.....................................  $  11,563  $     501     $  (7,001)(2)  $   5,063
  Restricted cash...............................................      1,070     --            --              1,070
  Trade accounts receivable.....................................     11,186      2,305        --             13,491
  Due from affiliated companies.................................     --            815          (815)(3)     --
  Inventories...................................................     11,187      2,920        --             14,107
  Prepaid expenses and other current assets.....................      1,056        211          (180)(3)      1,087
  Deferred income tax assets....................................      2,845          9            (9)(3)      2,845
  Refundable income taxes.......................................      1,639     --            --              1,639
                                                                  ---------  ---------  ---------------  -----------
    Total current assets........................................     40,546      6,761        (8,005)        39,302
Property, plant and equipment...................................     15,020      4,952          (135)(3)     19,837
Prepaid pension costs...........................................        501     --            --                501
Deferred financing costs, net...................................      5,210      1,842         1,158(2)       8,210
Goodwill, net...................................................      1,465     24,809         3,700(4)      29,974
    Other assets................................................         95     --            --                 95
                                                                  ---------  ---------  ---------------  -----------
    Total assets................................................  $  62,837  $  38,364     $  (3,282)     $  97,919
                                                                  ---------  ---------  ---------------  -----------
                                                                  ---------  ---------  ---------------  -----------

                                   LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Trade accounts payable and accrued expenses...................  $   5,489  $   2,082     $  --          $   7,571
  Accrued compensation and related liabilities..................      2,086     --            --              2,086
  Accrued interest..............................................      4,347     --            --              4,347
  Payable to shareholders.......................................      5,882     --            --              5,882
  Income taxes payable..........................................      1,064     --            --              1,064
                                                                  ---------  ---------  ---------------  -----------
    Total current liabilities...................................     18,868      2,082        --             20,950
Existing Notes..................................................    110,000     --            --            110,000
Long-term debt due to Sovereign.................................     --         30,000       (30,000)(3)     --
Senior Notes....................................................     --         --            30,000(2)      30,000
Other noncurrent liabilities....................................        420     --            --                420
Deferred income tax liabilities.................................      3,891        175          (175)(3)      3,891
Redeemable Preferred Stock, no par value; 30,000 Redeemable
  Series A shares designated; 16,000 Series A shares issued and outstanding; 5,000 Series B shares designated; 2,000
  Redeemable Series B shares issued and outstanding.............     16,148     --            --             16,148
Shareholders' equity (deficit):
  Convertible Preferred Stock; 3,000 shares authorized; no
    shares issued and outstanding; 3,000 shares issued on a pro
    forma basis.................................................     --         --             3,000(2)       3,000
  Class A common stock, no par value; 20,000,000 shares
    authorized; 3,857,000 issued and outstanding................     25,464     --            --             25,464
  Additional paid-in capital....................................     --          6,105        (6,105)(3)     --
  Accumulated deficit...........................................   (111,954)         2            (2)(3)   (111,954)
                                                                  ---------  ---------  ---------------  -----------
    Total shareholders' equity (deficit)........................    (86,490)     6,107        (3,107)       (83,490)
                                                                  ---------  ---------  ---------------  -----------
    Total liabilities and shareholders' equity (deficit)........  $  62,837  $  38,364     $  (3,282)     $  97,919
                                                                  ---------  ---------  ---------------  -----------
                                                                  ---------  ---------  ---------------  -----------

           The accompanying notes to the unaudited pro forma combined balance sheet are an integral part of this statement.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(1) For purposes of preparing the Unaudited Pro Forma Combined Balance Sheet, Mercer's assets and liabilities acquired or assumed have been recorded at their estimated fair values. A final determination of the required purchase price accounting adjustments and of the fair value of the assets acquired or assumed has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma financial information reflect the Company's best estimate based upon currently available information. Based upon Mercer's December 31, 1997 balance sheet, the purchase price allocation would be:

Current assets.....................................................................  $   5,256
Plant and equipment................................................................      4,817
Excess purchase price over net assets acquired.....................................     28,509
Accounts payable and accrued expenses..............................................     (2,082)
                                                                                     ---------
Total purchase price...............................................................     36,500
Mercer Acquisition expenses........................................................       (750)
                                                                                     ---------
Mercer Acquisition consideration...................................................  $  35,750
                                                                                     ---------
                                                                                     ---------

(2) Reflects the issuance of $30,000 of Senior Notes, the issuance of 3,000 shares of Convertible Preferred Stock, the use of $6,500 of Burke's cash to pay a portion of the Mercer Acquisition consideration and the capitalization of $3,000 of deferred financing costs; also reflects the elimination of $1,842 in deferred financing costs previously capitalized by Mercer and $501 in cash not contractually acquired in the Mercer Acquisition.

(3) Reflects assets and liabilities, including certain property, plant and equipment, not contractually acquired or assumed from Sovereign in the Mercer Acquisition.

(4) Reflects the recording of goodwill under the purchase accounting method. Under the Stock Purchase Agreement, Burke and Sovereign have agreed to make elections under Section 338(g) and Section 338(h)(10) of the Internal Revenue Code and any state, local and foreign counterparts with respect to Mercer.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                FISCAL YEAR 1997
                             (DOLLARS IN THOUSANDS)

                                                  ADJUSTMENTS
                                                   RELATED TO
                                                     PRIOR
                                                   RECAPITAL-     PRO FORMA              TRANSACTIONS    PRO FORMA
                                        BURKE       IZATION         BURKE      MERCER     ADJUSTMENTS    COMBINED
                                      ---------  --------------  -----------  ---------  -------------  -----------
Net sales...........................  $  90,228  $     --         $  90,228   $  24,899  $    --         $ 115,127
Cost of sales.......................     62,917        --            62,917      16,499       (600)(4)      78,995
                                                                                               179(5)
                                      ---------  --------------  -----------  ---------  -------------  -----------

Gross profit........................     27,311        --            27,311       8,400        421          36,132

Selling, general and administrative
  expenses..........................     12,238        (279)(1)      11,959       4,803      1,070(5)       17,665

                                                                                              (167)(6)

Transaction expenses................      1,321      (1,321)(2)

Stock option purchase...............     14,105     (14,105)(2)      --          --           --            --
                                      ---------  --------------  -----------  ---------  -------------  -----------

Income (loss) from operations.......       (353)     15,705          15,352       3,597       (482)         18,467

Interest expense....................      5,408       5,592(3)       11,000       1,661      1,505(7)       14,166
                                      ---------  --------------  -----------  ---------  -------------  -----------

Income (loss) before income taxes...     (5,761)     10,113           4,352       1,936     (1,987)          4,301

Income taxes........................     (1,818)      3,602(8)        1,784         777       (798)(8)       1,763
                                      ---------  --------------  -----------  ---------  -------------  -----------

Net (loss) income...................  $  (3,943) $    6,511       $   2,568   $   1,159  $  (1,189)      $   2,538
                                      ---------  --------------  -----------  ---------  -------------  -----------
                                      ---------  --------------  -----------  ---------  -------------  -----------

OTHER DATA:

Depreciation and Amortization.......  $   1,499  $     --         $   1,499   $   1,151  $   1,249       $   3,899

EBITDA..............................      1,146      15,705          16,851       4,748        767          22,366

 The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

PRIOR RECAPITALIZATION ADJUSTMENTS

    The pro forma financial data for Burke (excluding the Mercer Acquisition) have been derived from the Company's historical financial statements for the year ended January 2, 1998 as if the Prior Recapitalization occurred on January 4, 1997. The Prior Recapitalization has been accounted for as a recapitalization that has no impact on the historical basis of assets and liabilities.

(1) Reflects the elimination of management fees paid to a director and to an affiliate of the prior principal shareholders of the Company prior to August 1997.

(2) Includes the elimination of $14,105 representing the Company's cost to purchase options issued and outstanding under the Company's stock option plan in connection with the Prior Recapitalization. Also reflects the elimination of expenses of $1,321 incurred in connection with the Prior Recapitalization.

(3) Reflects a full year of interest on the Existing Notes net of interest on prior debt repaid as follows:

Interest expense on the Existing Notes.............................  $  11,000
Amortization of debt issuance costs (10 years).....................        500
Less interest income...............................................       (500)
Less historical net interest of existing debt refinanced...........     (5,408)
                                                                     ---------
Incremental interest expense.......................................  $   5,592
                                                                     ---------
                                                                     ---------

TRANSACTIONS ADJUSTMENTS

    The following adjustments reflect the Transactions, including the Offering, as applied to the Company's pro forma results and Mercer's actual results as if the Transactions took place on January 4, 1997.

(4) Reflects raw material cost savings of $600 primarily due to the shifting of raw material purchases away from Mercer's former affiliate and to lower cost, non-affiliated suppliers.

(5) Adjustment to cost of sales reflects additional depreciation expense of $179 while adjustment to selling, general and administrative expenses reflects additional amortization expense of $1,070 calculated on a straight line basis over 15 years of the excess of purchase price over net assets acquired in the Mercer Acquisition, net of Mercer's prior amortization expense.

(6) Reflects the elimination of management fees paid to a former controlling shareholder of Mercer.

(7) Reflects interest on the Senior Notes, net of interest on Mercer's debt not assumed:

Interest on the Senior Notes.......................................  $   2,850
Amortization of debt issuance costs (9 1/2 years)..................        316
Less historical interest expense on Mercer's debt not assumed......     (1,661)
                                                                     ---------
Incremental interest expense.......................................  $   1,505
                                                                     ---------
                                                                     ---------

    Each incremental 25 basis point increase or decrease in the assumed interest rate of the Senior Notes would increase or decrease annual interest expense on the Senior Notes by $75.

(8) Reflects the income tax (benefit) provision arising from the pro forma adjustments discussed above based on the Company's pro forma estimated effective tax rate of 41.0% for the twelve months ended January 2, 1998.

(c)  EXHIBITS

     The following exhibits are filed with this report on Form 8-K:


 Exhibit No.         Description
 -----------         -----------

*10 Stock Purchase Agreement, dated as of March 5, 1998, among Burke, Sovereign and Mercer.

 *4.1 Indenture, dated as of April 20, 1998, among Burke, the subsidiary guarantors named therein and United States
                     Trust Company of New York.

  4.2 First Supplemental Indenture, dated as of April 21, 1998, among Burke, the subsidiary guarantors named therein and United States Trust Company of New York.

  4.3                Certificate of Determination of Preferences of Series C
                     6% Cumulative Convertible Preferred Stock.

 99.1                Press Release of Burke, dated March 16, 1998.

 99.2                Press Release of Burke, dated March 31, 1998.


--------------------------------
* Incorporated by reference from Burke's Annual Report on Form 10-K for the fiscal year ended January 2, 1998.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May   , 1998             BURKE INDUSTRIES, INC.

                               By: /s/ DAVID E. WORTHINGTON
                                   ------------------------------------
                                   David E. Worthington
                                   Vice President - Finance

                                    EXHIBIT INDEX


 Exhibit No.         Description
 -----------         -----------

 *10 Stock Purchase Agreement, dated as of March 5, 1998, among Burke, Sovereign and Mercer.

*4.1 Indenture, dated as of April 20, 1998, among Burke, the subsidiary guarantors named therein and United States
                     Trust Company of New York.

 4.2 First Supplemental Indenture, dated as of April 21, 1998, among Burke, the subsidiary guarantors named therein and United States Trust Company of New York.

 4.3                 Certificate of Determination of Preferences of Series C
                     6% Cumulative Convertible Preferred Stock.

 99.1                Press Release of Burke, dated March 16, 1998.

 99.2                Press Release of Burke, dated March 31, 1998.


--------------------------------

* Incorporated by reference from Burke's Annual Report on Form 10-K for the fiscal year ended January 2, 1998.